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                                 EXHIBIT 10.3.3

           FIRST BANK PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

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                             AMENDMENT NUMBER THREE
                          MODEL AMENDMENTS UNDER EGTRRA

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          WHEREAS, Section 13.1 of the FirstBank Profit Sharing and Employee
Stock Ownership Plan (the "Plan") provides that the Company has the power and right to amend the Plan:

          NOW THEREFORE, the Company hereby amends the Plan by the adoption of the following model amendments issued by the Internal Revenue Service:

SECTION 1. LIMITATIONS ON CONTRIBUTIONS

1.1 Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

1.2 Maximum annual addition. Except to the extent permitted under Section 10 of this amendment and Code Section 414(v), if applicable [relating to catch-up contributions under a 401(k) plan], the annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

     1.2.1 $40,000, as adjusted for increases in the cost-of-living under Code
Section 415(d), or

     1.2.2 100 percent of the Participant's compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The compensation limit referred to in 1.2.2 shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code
Section 401(h) or Section 419A(f)(2)) which otherwise is treated as an annual addition.

SECTION 2. INCREASE IN COMPENSATION LIMIT

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

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SECTION 3. MODIFICATION OF TOP-HEAVY RULES

3.1 Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This section amends
Article VII of the Plan.

3.2  Determination of top-heavy status.

     3.2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was: (a) an officer of the Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (b) a 5-percent owner of the Company, or (c) a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

     3.2.2 Determination of present values and amounts. This section 3.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Participants as of the determination date.

          (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code
               Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code
               Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          (b) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

3.3  Minimum benefits.

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     3.3.1 Matching contributions. Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

     3.3.2 Contributions under other plans. The Company may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met).

SECTION 4. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

4.1 Effective date. This section shall apply to distributions made after December 31, 2001.

4.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in section 8.7 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

4.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in section 8.7 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

4.4 Modification of definition of eligible rollover distribution to include nondeductible voluntary employee contributions. For purposes of the direct rollover provisions in section 8.7 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of nondeductible voluntary employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or
(b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

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SECTION 5. ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

5.1 Applicability and effective date. This section shall be effective for distributions made after December 31, 2001.

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5.2  Rollovers disregarded in determining value of vested Account balance for involuntary distributions. For purposes of section 8.4[b][1] of the Plan [relating to involuntary cash-out distributions], the value of a participant's vested Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant's vested Account balance as so determined is $5,000 or less, the Plan shall distribute the Participant's entire vested Account balance as provided in
Section 8.4[b][1].

SECTION 6. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and section 4.6[b][i] of the Plan shall not apply for Plan Years beginning after December 31, 2001.

THE FOLLOWING MODEL AMENDMENTS APPLY ONLY TO SECTION 401(K) PLANS

SECTION 7. ELECTIVE DEFERRALS -- CONTRIBUTION LIMITATION

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under section 10 of this amendment and Code Section 414(v), if applicable [relating to catch-up contributions].

SECTION 8. MODIFICATION OF TOP-HEAVY RULES

The top-heavy requirements of Code Section 416 and Article VII of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Company matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

SECTION 9. CATCH-UP CONTRIBUTIONS

Effective for years beginning on or after January 1, 2002, all Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code
Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

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SECTION 10. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution or until January 1, 2002, if later.

SECTION 11. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

11.1 Effective date. This section shall apply for distributions occurring after December 31, 2001, regardless of when the severance from employment occurred.

11.2 New distributable event. A Participant's Elective Deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

       THE FOLLOWING AMENDMENT IS NOT PART OF THE EGTRRA MODEL AMENDMENTS:

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SECTION 12. ELIMINATION OF MAXIMUM DEFERRAL PERCENTAGE

12.1 Effective date. This section shall apply for elective deferral contributions in Plan years beginning on or after January 1, 2001.

12.2 Elimination of Maximum Deferral limit. The maximum elective deferral amount and maximum elective deferral percentage (excluding catch-up contributions described in Section 10) under the Plan will be the lesser of (a) the dollar limit under Code Section 402(g) which is $11,000 for 2002; or (b) 100% of the Participant's Compensation.

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     IN WITNESS WHEREOF, the this Amendment is approved and adopted as of the date set forth below.

                                        FirstBank

                                        By:
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                                        Title:
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                                        Date:
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                                        Access Anytime Bancorp, Inc.

                                        By:
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                                        Title:
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                                        Date:
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